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City National Bank                                                Exhibit 10.4.1

                                                                  Revolving Note
                                                        (INTEREST TIED TO PRIME)

                                                           Note No. 655355/00003
$4,800,000.00                               Westside Commercial Banking Services
                                                       Beverly Hills, California
                                                                February 1, 2003

     On February 1, 2007, the undersigned, GW Services, Inc. a California corporation ("Borrower"), promises to pay to the order of City National Bank, a national banking association ("CNB"), at its office in this city, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Eight Hundred Thousand Dollars ($4,800,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each advance from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, equal to the Prime Rate of CNB, as it exists from time to time, plus one and one half percent (1 1/2%) per year. "Prime Rate" shall mean the rate most recently announced by CNB at its principal office in Beverly Hills, California, as its "Prime Rate". Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower.

     All or any portion of the principal of this Note may be borrowed, repaid and reborrowed from time to time prior to maturity, provided at the time of any borrowing no Event of Default (as herein defined) exists, and provided further, that the total borrowings outstanding at any one time shall not exceed the Revolving Credit Commitment. Each borrowing and repayment hereunder shall be noted in the books and records of CNB. The excess of borrowings over repayments shall evidence the principal balance due hereon from time to time and at any time. Borrowings hereunder shall be conclusively presumed to have been made to or for the benefit of Borrower when made as noted in such books and records.

     The Revolving Credit Commitment shall be Four Million Eight Hundred Thousand Dollars ($4,800,000.00) reduced by $300,000.00 on each February 1, May 1, August 1, and November 1 of any year beginning May 1, 2003.

     Interest accrued on this Note shall be payable on the first day on each month, commencing February 1, 2003.

     An Unused Facility Fee equal to one half of one percent (1/2%) of the average daily difference between the Revolving Credit Commitment and loans outstanding shall be payable, in arrears, on each February 1, May 1, August 1, and November 1, within ten (10) days of receipt of billing.

     The occurrence of any of the following with respect to any Borrower or any guarantor of this Note or any general partner of such Borrower or guarantor, shall constitute an "Event of Default" hereunder if not cured within 10 days, written notice thereof;

1. The failure to make any payment of principal, interest or Unused Facility Fee when due under this Note;
2. The failure to reduce the outstanding principal balance to the amount of the Revolving Credit Commitment;
3. The filing of a petition by or against any of such parties under any provisions of the Bankruptcy Code;
4.   The appointment of a receiver or an assignee for the benefit of creditors;


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5.   The commencement of dissolution or liquidation proceedings or the disqualification of any such parties which is a corporation, partnership, joint venture or any other type of entity;
6. The revocation of any guaranty of this Note, or any guaranty becomes unenforceable as to any future advances under this Note;
7. Any financial statement provided by any of such parties to CNB is materially false or misleading;
8. Any material default in the payment or performance of any obligation, or any default under any provisions of any contract or instrument pursuant to which any such parties has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB;
9. Any sale or transfer of all or a substantial or material part of the assets of any such parties other than in the ordinary course of business; or
10. Any material violation, breach or default under any letter agreement, guaranty, security agreement, deed of trust or any other contract or instrument executed in connection with this Note or securing this Note.

     Upon the occurrence of any Event of Default, CNB, at its option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor all of which are expressly waived by each Borrower, and CNB shall have no obligation to make any further advances hereunder. Each Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees, expended or incurred by CNB (or allocable to CNB's in-house counsel) in connection with the enforcement of this Note or the collection of any sums due hereunder and irrespective of whether suit is filed. Any principal or interest not paid when due hereunder shall thereafter bear additional interest from its due date at a rate of five percent (5.0%) per year higher than the interest rate as determined and computed above, and continuing thereafter until paid.

     Should more than one person or entity execute this Note as a Borrower, the obligations of each Borrower shall be joint and several.

     This Note and all matters relating thereto, shall be governed by the laws of the state of California.

                                          GW Services, Inc.,
                                          A California Corporation


                                          By:  s/s   Brian H. McInerney
                                               ------------------------
                                               Brian H. McInerney, President/CEO

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